Exhibit 10.3
PROMISSORY NOTE

$60,000.00	January 12, 2005
ONE MONTH (1) month after date, for value received, Performance Home Buyers LLC promises to pay Russell E. Spruill, whose address is 250 Kimbary Drive, Centerville, OH 45458, the principal sum of SIXTY THOUSAND DOLLARS ($60,000.00) AND INTEREST OF THREE THOUSAND DOLLARS ($3,000.00).
The Principal and Interest payment of SIXTY THREE THOUSAND DOLLARS ($63,000.00) will be paid on February 12, 2005.

/s/ Peter E. Julian

Peter E. Julian
Managing Member
Performance Home Buyers LLC
DUE: February 12, 2005